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                                                                     Exhibit 6.2

                              AMENDING AGREEMENT

          THIS AMENDING AGREEMENT is made as of the 21/st/ day of June, 1999.


BETWEEN:


          MAC MULTIMEDIA ACCELERATOR CORP., a company incorporated
          --------------------------------
          under the laws of the Province of British Columbia with a registered and records office at 1500-1040 West Georgia Street, British Columbia, V6E 4H8, Facsimile No. (604) 669-3069.


          (the "Vendor")


AND:


          HARTCO, LTD., a corporation incorporated under the laws of
          ------------
          the State of Nevada with a registered and records office at 1 Union Square, Suite 2424, 600 University Street, Seattle, Washington, 98101-1192, USA, Facsimile No. (206) 464-0484.


          (the "Purchaser")


WHEREAS:

A. The Vendor and Purchaser have entered into an Asset Purchase Agreement made as of the 10/th/ day of June, 1999 (the "Agreement");

B.        The Vendor and Purchaser wish to amend the Agreement;

          NOW THEREFORE THIS AMENDING AGREEMENT WITNESSES that, in consideration of the covenants, agreements, representations and warranties hereinafter set forth and provided for, the parties hereto covenant and agree as follows:

1. The date limited for fulfilment of the Purchaser's condition precedent contained in Section 6.1(d) of the Agreement shall be changed from June 21, 1999 to June 28, 1999.
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2.        The date limited for fulfilment of the Vendor's condition precedent contained in Section 7.1(d) of the Agreement shall be changed from June 21, 1999 to June 28, 1999.

3.        Time shall continue to be of the essence of the Agreement.

4. All other terms and conditions of the Agreement shall remain unchanged.

          IN WITNESS WHEREOF the parties have duly executed this Amending Agreement as of the day first above written.


                                             MAC MULTIMEDIA ACCELERATOR CORP.

                                             Per:______________________________
                                                     Authorized Signatory

                                             Per:______________________________
                                                     Authorized Signatory


                                             HARTCO, LTD.

                                             Per:______________________________
                                                     Authorized Signatory

                                             Per:______________________________
                                                     Authorized Signatory